UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2017

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 8.01 Other Events.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on April 28, 2017, TransEnterix, Inc. (the "Company") entered into an underwriting agreement with Stifel, Nicolaus & Company, Incorporated on April 28, 2017, relating to an underwritten public offering of an aggregate of 24,900,000 units (the "Units") each consisting of one share of the Company’s common stock, par value $0.001 per share (the "Common Stock"), a Series A warrant to purchase one share of Common Stock, and a Series B warrant to purchase 0.75 shares of Common Stock. The closing of the offering took place on May 3, 2017.

As approved in advance by the Audit Committee in accordance with the Company’s corporate governance guidelines, Andrea Biffi a director of the Company, Joseph P. Slattery, Executive Vice President and Chief Financial Officer of the Company, and Aisling Capital III, L.P. a beneficial owner of greater than five percent of the Company’s outstanding Common Stock, of which Aftab Kherani, a director of the Company, is a partner, participated in the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

May 3, 2017	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and CFO